                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    BOE FINANCIAL SERVICES OF VIRGINIA INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                    BOE Financial Services of Virginia, Inc.
                               323 Prince Street
                         Tappahannock, Virginia  22560

                            To be held May 11, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BOE Financial Services of Virginia, Inc. (the "Company") will be held at the Tappahannock Essex Volunteer Fire Department on Friday, May 11, 2001, at 11:00 A.M. for the following purposes:

     (1) To elect three directors to the Company's Board of Directors to serve until the 2004 annual meeting of shareholders;

     (2) To ratify the selection of Yount, Hyde & Barbour, P.C., Certified Public Accountants, as the independent auditors of the Company for 2001; and

     (3) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The shareholders of record of the Company's common stock at the close of business on April 2,
2001 are entitled to notice of and to vote at this Annual Meeting or any adjournment or postponement thereof.

          The Board of Directors believes that the above proposals are in the best interests of the Company and its shareholders and therefore recommends that you vote "FOR" each proposal.

          You are cordially invited to attend a luncheon hosted by the Company at Lowery's Restaurant immediately following the adjournment of the Annual Meeting of Shareholders at approximately 12:00 P.M. Luncheon tickets should be picked up at the business session of the Annual Meeting at the Fire Hall.

          It is important that your shares be represented and voted. Please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted. You are cordially invited to attend the meeting.

                       By Order of the Board of Directors,



                              /s/ Bruce E. Thomas
                              -------------------
                                BRUCE E. THOMAS
                                  Secretary


April 6, 2001

                    BOE Financial Services of Virginia, Inc.
                               323 Prince Street
                         Tappahannock, Virginia  22560

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 11, 2001


                              GENERAL INFORMATION

          The enclosed proxy is solicited by and on behalf of the Board of Directors of BOE Financial Services of Virginia, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Friday, May 11, 2001, at 11:00 A.M., at the Tappahannock Essex Volunteer Fire Department and any adjournment or postponement thereof (the "Annual Meeting"). The matters to be considered and acted upon at such meeting are described in the foregoing notice of the Annual Meeting and this Proxy Statement. This Proxy Statement and the related form of proxy are being mailed on or about April 6, 2001 to all holders of record of the Company's common stock, $5.00 par value (the "Common Stock") on April 2, 2001.

Revocation and Voting of Proxies

     Shares of the Common Stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the shareholder.
Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has exercised a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

Voting Rights of Shareholders

          The holders of record of 1,169,969 shares of Common Stock outstanding on April 2, 2001 will be entitled to one vote for each share held on all matters coming before the Annual Meeting. Voting rights of the Common Stock are noncumulative, so that holders of a majority of the outstanding shares represented at the Annual Meeting can elect all of the directors to be elected at the meeting.

          Except for the election of directors, action on matters submitted to a vote of the shareholders at the Annual Meeting will be approved if a quorum is present and the votes cast in favor of the matter constitute a majority of the votes cast for or against the matter. With respect to the election of directors, the three nominees receiving the greatest number of votes cast for the election of directors will be elected, assuming a quorum is present at the Annual Meeting. Presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

Solicitation of Proxies

          The cost of preparing, assembling and mailing the proxy, this Proxy Statement and other material enclosed, and all clerical and other expenses of solicitations will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company, without compensation, other than regular compensation, may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

          The following table sets forth certain information, as of March 29, 2001, about beneficial ownership of the Common Stock of the Company for each director, director nominee, certain executive officers and for all directors, director nominees, and executive officers of the Company as a group.

                                           Number of Shares
                                           Beneficially Owned
Name(1)                                 as of March 29, 2001(2)  Percent of Class
----------------------------------------------------------------------------------
Named Executive Officer and Director:
George M. Longest, Jr.(3)                         3,462                *
Directors:
R. Harding Ball(4)                                2,095                *
R. Tyler Bland, III(5)                            8,857                *
L. McCauley Chenault(6)                           2,252                *
Alexander F. Dillard, Jr.(7)                     19,254               1.6%
Frances H. Ellis(8)                               4,723                *
George B. Elliott(9)                              3,361                *
Robert F. Hutchinson(10)                         10,339                *
Philip T. Minor(11)                              12,252                *
William Guy Townsend(12)                          2,949                *
All Directors and Executive
  Officers as a group (15 persons)               70,522               6.0%
-------------------

* Represents less than 1% of the total outstanding shares of the Company's common stock.

(1) The address of each shareholder is Bank of Essex, P.O. Box 965, Tappahannock, Virginia 22560.

(2) For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(3) Includes 300 shares held jointly with Mr. Longest's children, 100 shares held jointly by his spouse and his children and 2,550 shares held jointly with his spouse.

(4) Includes 95 option grants awarded to Mr. Ball on January 16, 2001 pursuant to the Company's Stock Option Plan for Outside Directors, which may be exercised as described under the heading Stock Option Plan for Outside Directors contained in this proxy statement on page 9.

(5) Includes 125 option grants awarded to Mr. Bland on January 16, 2001 pursuant to the Company's Stock Option Plan for Outside Directors, which may be exercised as described under the heading Stock Option Plan for Outside Directors contained in this proxy statement on page 9. Includes 1,150 shares held by Mr. Bland's spouse.

(6) Includes 265 option grants awarded to Mr. Chenault on January 16, 2001 pursuant to the Company's Stock Option Plan for Outside Directors, which may be exercised as described under the heading Stock Option Plan for Outside Directors contained in this proxy statement on page 9.

(7) Includes 265 option grants awarded to Mr. Dillard on January 16, 2001 pursuant to the Company's

     Stock Option Plan for Outside Directors, which may be exercised as described under the heading Stock Option Plan for Outside Directors contained in this proxy statement on page 9. Includes 12,658 shares owned by Dillard Associates P.C. Pension Trust, of which Mr. Dillard is the sole beneficiary, and 200 shares held by Mr. Dillard's spouse.

(8) Includes 125 option grants awarded to Mrs. Ellis on January 16, 2001 pursuant to the Company's Stock Option Plan for Outside Directors, which may be exercised as described under the heading Stock Option Plan for Outside Directors contained in this proxy statement on page 9. Includes 134 shares held by Mrs. Ellis's spouse.

(9) Includes 265 option grants awarded to Mr. Elliott on January 16, 2001 pursuant to the Company's Stock Option Plan for Outside Directors, which may be exercised as described under the heading Stock Option Plan for Outside Directors contained in this proxy statement on page 9. Includes 800 shares held by Mr. Elliott's spouse.

(10) Includes 285 option grants awarded to Mr. Hutchinson on January 16, 2001 pursuant to the Company's Stock Option Plan for Outside Directors, which may be exercised as described under the heading Stock Option Plan for Outside Directors contained in this proxy statement on page 9. Includes 185 shares held by Mr. Hutchinson's spouse.

(11) Includes 345 option grants awarded to Mr. Minor on January 16, 2001 pursuant to the Company's Stock Option Plan for Outside Directors, which may be exercised as described under the heading Stock Option Plan for Outside Directors contained in this proxy statement on page 9. Includes 509 shares held by Mr. Minor's spouse.

(12) Includes 215 option grants awarded to Mr. Townsend on January 16, 2001 pursuant to the Company's Stock Option Plan for Outside Directors, which may be exercised as described under the heading Stock Option Plan for Outside Directors contained in this proxy statement on page 9. Includes 300 shares held by Mr. Townsend's spouse.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and designated executive officers, and any persons who own beneficially more than 10% of the outstanding shares of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, the Company's Directors and designated executive officers timely complied with their respective Section 16(a) filing requirements.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

DIRECTORS

  The Company's Board is divided into three classes (I, II and III). The term of office for Class I directors will expire at the Annual Meeting. The persons named immediately below, who currently serve as the only Class I directors of the Company, will be nominated to serve as Class I directors. If elected, the nominees will serve until the Annual Meeting of Shareholders held in 2004. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason the person named as nominee below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person as the Board of Directors may designate.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE SET FORTH BELOW. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.


                             NOMINEES FOR ELECTION
                               CLASS I DIRECTORS
                      (To Serve until 2004 Annual Meeting)

                                                                                 PRINCIPAL
SERVED AS                                                                     OCCUPATION FOR
NAME (AGE)                                    DIRECTOR SINCE (1)            THE LAST FIVE YEARS
---------------------------------------------------------------------------------------------------------

George M. Longest, Jr. (40)                         1999          President/Chief Executive Officer since
                                                                  January 1, 1999. Employed by the Company
                                                                  in various capacities since February 1989.


R. Harding Ball (56)                                1999          President of Ball Lumber Co., Inc.

George B. Elliott (66)                              1982          Real estate developer and consultant.
                                                                  Retired as President of Brooks & Elliott, Inc., a
                                                                  building contractor on December 31, 1999.


                                         REMAINING CLASS II DIRECTORS
                                     (Serving until 2002 Annual Meeting)
Robert F. Hutchinson (68)                          1980           Chairman of Company since May 12, 2000.
                                                                  Retired Farmer and President of Hutchinson
                                                                  & Hutchinson, Inc.

L. McCauley Chenault (49)                          1987           Partner in the law office of Chenault & Witmeyer,
                                                                  PLC and has practiced law since 1980.

R. Tyler Bland, III (57)                           1996           President and agent for Tidewater Realty since
                                                                  1996.

William Guy Townsend (65)                          1987           Owner of Prestley Farm Nursery, Manquin,
                                                                  Virginia.

                                        REMAINING CLASS III DIRECTORS
                                     (Serving until 2003 Annual Meeting)

Philip T. Minor (66)                               1974           Partner in Philip Minor Farms in St. Stephens
                                                                  Church, Virginia.

Alexander F. Dillard, Jr. (62)                     1982           A partner in the law firm of Dillard & Katona
                                                                  in Tappahannock, Virginia.

Frances H. Ellis (56)                              1995           Operator of landscaping and catering businesses
                                                                  since retiring as Treasurer of Essex County in
                                                                  1999.

(1) Each director has served on the Board of Directors of the Company since the consummation of Bank of Essex becoming a wholly-owned subsidiary of BOE Financial Services of Virginia, Inc. on July 1, 2000 in a tax-free transaction. Each of the above named individuals served as a Director for the Bank of Essex and became Directors of the holding company on the transaction date.

BOARD OF DIRECTORS AND COMMITTEES

  There were thirteen meetings of the Board of Directors in 2000.  Each
incumbent director   attended greater than 75% of the aggregate number of
meetings of the Board of Directors and its committees of which he/she was a member in 2000.

  There are no family relationships among any of the directors or among any directors and any officer. None of the directors serve as directors of other publicly-held companies.

  The Board of Directors has a standing Executive Committee, Audit, Examination and Compliance Review Committee and Compensation Committee.

  Executive Committee. The Executive Committee is composed of Robert F. Hutchinson, George M. Longest, Jr. and George B. Elliott as permanent members and two other members rotate quarterly. The rotating members were Messrs. Bland and Dillard for the first quarter of 2000, Messrs. Chenault and Ball for the second quarter of 2000, Mrs. Ellis and Mr. Minor for the third quarter of 2000 and Messrs. Bland and Townsend for the fourth quarter of 2000. The Executive Committee is charged with counseling management on current practices, approving loans not in excess of $750,000, either secured or unsecured, and reviewing all loans made and accounts opened. The Executive Committee met 10 times in 2000.

  Audit, Examination and Compliance Review Committee. The Audit, Examination and Compliance Review Committee (the "Audit Committee") is composed of Mrs. Ellis, Mr. Dillard, Mr. Elliott, Mr. Hutchinson and Mr. Chenault. The principal responsibilities of the Committee are to ensure that the Board receives objective information regarding policies, procedures, and activities with respect to auditing, accounting, internal controls, financial reporting, regulatory matters, and such other activities as may be directed by the Board. The Committee met four times in 2000.

  Compensation Committee. The Compensation Committee consists of Messrs. Minor and Townsend. It administers all incentive and stock option plans for the benefit of employees and directors eligible to participate in such plans. The Committee did not meet in 2000.

Compensation of the Board

  Directors of the Company are paid an annual retainer of $2,400, plus $200 for attendance at each meeting of the Board and $100 for attendance at each committee meeting. Employees of the Company serving as directors or committee members do not receive any separate compensation for board or committee meetings attended.

          INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Indebtedness and Other Transactions

     Certain directors and executive officers of the Company, members of their immediate families and corporation, partnerships and other entities with which such persons are associated are customers of the Company. As such, they had transactions in the ordinary course of business with the Company during 2000 and will have additional transactions with the Company in the future. All loans and commitments to lend included in such transactions were made in the ordinary course of business and upon substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features. At December 31, 2000 and December 31, 1999 loans from the Company to all executive officers and directors, their immediate families and/or affiliated companies in which they are principals amounted to approximately $2,345,711 and $2,832,103, respectively. These amounts represented approximately 13.6% and 18.4% of the total equity capital of the Company as of December 31, 2000 and December 31, 1999, respectively. During 2000 and 1999, no lending relationship between the Company and any one of its executive officers or directors, their immediate families and/or corporations or other entities in which they are principal shareholders, exceeded 15% of the Company's total equity.

     Regulation O promulgated by the Federal Reserve Board and the provisions of the Federal Deposit Insurance Corporation Act of 1991 impose limitations on the amount of credit that may by extended by a state corporation such as the Company, to its directors, executive officers and related persons.
Management believes it is in compliance with these limitations.

     Chenault Law Offices serves as counsel to the Company. L. McCauley Chenault, a principal of Chenault & Witmeyer, PLC, is a director of the Company.

     The law firm of Dillard & Katona also serves as counsel to the Company. Alexander F. Dillard, Jr., a partner in the firm, is a director of the Company.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee's Report to Shareholders, which follows, was approved and adopted by the Committee on February 8, 2001 and by the Board of Directors on February 22, 2001. The members of the Audit Committee are all independent directors.

  The Audit Committee has reviewed and discussed the audited financial statements with management, discussed with Yount, Hyde & Barbour, P.C., the Company's independent auditors, the matters required by Statement of Accounting Standards No. 61, received communications from the auditors as to their independence, and discussed independence with the auditors. In discharging their oversight responsibility as to the audit process, the Board of Directors and the Audit Committee obtained written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," as may be modified or supplemented, and have discussed with Yount, Hyde & Barbour, P.C. its independence.

  The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

  Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, which in turn approved, the audited financial statements to be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     The following fees were paid to Yount, Hyde & Barbour, P.C., the Company's certified public accountants, for services provided for the year ended December 31, 2000:

        Audit Fees:        $ 34,900

        All Other Fees:    $ 38,986 (1)
---------------------------------------
(1) Includes $19,326 in fees related to the Company's internal audit program, $15,940 related to the share exchange whereby the Bank became a subsidiary of the Company and $3,720 in other fees.

  Based on the discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

             Frances H. Ellis, Chairman, Audit Committee
             Alexander F. Dillard, Jr.
             George B. Elliott
             Robert F. Hutchinson
             L. McCauley Chenault

                             EXECUTIVE COMPENSATION
Compensation

  The following table provides information on the total compensation paid or accrued during the fiscal years indicated below to certain executive officers of the Company and the Bank. The principal officers of the Company do not receive any compensation in their respective capacities as such, but are paid by the Bank for their services as officers of the Bank.

                           Summary Compensation Table

Name and                                Annual Compensation    All Other
Principal Position               Year     Salary    Bonus     Compensation
-------------------------------------------------------------------------------

George M. Longest, Jr. (1),(3)   2000    $ 90,000   $   165     $5,425
  President and Chief            1999    $ 75,000   $   165     $4,866
  Executive Officer              1998    $ 58,300   $   165     $4,342

Robert E. Davis (2), (4)         2000    $108,027   $     -     $5,864
  Senior Vice President          1999    $ 84,000   $   165     $5,221
                                 1998    $ 80,000   $   165     $5,016
-------------------------------------------------------------------------------

(1) Mr. Longest became President and Chief Executive Officer of the Company effective January 1, 1999.
(2)  Mr. Davis retired from active employment effective September 1, 2000.
(3) Of this amount, $1,800, $1,500 and $1,166 represents the Company's contribution to Mr. Longest's account under the Company's 401(k) plan for 2000, 1999 and 1998, respectively, and $3,625, $3,366 and $3,176 represents contributions by the Company to a flexible dollars program to be used to purchase basic health care and life insurance for 2000, 1999 and 1998, respectively.
(4) Of this amount, $2,160, $1,680 and $1,600 represents the Company's contribution to Mr. Davis's account under the Company's 401(k) plan for 2000, 1999 and 1998, respectively, and $3,704, $3,541 and $3,416 represents contributions by the Company to a flexible dollars program to be used to purchase basic health care and life insurance for 2000, 1999 and 1998, respectively.

Employee Benefit Plans

Retirement Plan

  The Bank participates in the Virginia Bankers Association Master Defined Benefit Pension Plan (the "Retirement Plan"), a defined benefit pension plan qualified under the Internal Revenue Code of 1986, as amended five consecutive calendar years' W-2 compensation (1) multiplied by years of service up to a maximum of 20 years, (2) 0.75% (reduced to 0.70% or 0.65%, depending upon the participant's Social Security retirement age) of Average Annual Compensation in excess of Covered Compensation multiplied by years of service up to a maximum of 35 years. "Covered Compensation" is the average of the Social Security taxable wage bases for the calendar year period ending with the last day of the calendar year preceding the calendar year in which the participant attains his or her Social Security retirement age.

  The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age under the Retirement Plan for employees of the Company.

                               Pension Plan Table
                                Years of Service
                                ----------------

Average
Compensation       15       20       25       30        35
--------------  -------  -------  -------  -------   -------
$ 25,000        $ 6,045  $ 8,060  $ 9,013  $ 9,965   $10,918
  50,000         14,858   19,810   22,638   25,465    28,293
  75,000         23,670   31,560   36,263   40,965    45,668
 100,000         32,483   43,310   49,888   56,465    63,043
 125,000         41,295   55,060   63,513   71,965    80,418
 150,000         50,108   66,810   77,138   87,465    97,793
------------

(1) Based on a straight life annuity assuming full benefit at age 65, no offsets and covered compensation of $31,128 for a person age 65 in 2000.

  As of December 31, 2000, Mr. Longest's average annual compensation for purposes of the pension plan was $61,660 and he had been credited with 12 years of service. Mr. Davis retired as Senior Vice President of Bank of Essex on September 1, 2000.

Supplemental Income Plan

  The Company has a Supplemental Income Plan (the "Supplemental Plan") under which certain executive officers of the Company, but not Mr. Longest, are entitled to receive certain death benefits if they remain employed by the Company until such death or retirement. All benefits under the Supplemental Plan are paid over a 15-year period following death or retirement. The lives of the executive officers covered by the Supplemental Plan have been insured for amounts sufficient to discharge the obligations thereunder.

Director Deferred Compensation Plan

  The Company has a Director Deferred Compensation Plan (the "Deferred Compensation Plan") pursuant to which certain directors agreed to defer receipt of Board of Directors fees earned during a 10-year period beginning in 1993. The deferred fees are payable monthly under the Deferred Compensation Plan at the later of the end of the 10-year deferral period or the director attaining the age of 65. Payments are made over a 10-year period to the director or his or her designated beneficiary, and in the event of death prior to any payments being made, there is a provision for a pre-payout death benefit to the designated beneficiary. In 1996, the Bank added a defined contribution plan to the Deferred Compensation Plan. At December 31, 2000 Mr. Longest's deferred Board of Director's fees under the Deferred Compensation Plan totaled $4,800.

401(k) Plan

  The Company has a thrift savings plan qualified under Section 401(k) of the Code (the "401(k) Plan"). Employees over the age of 21 are eligible to begin participation in the 401(k) Plan the January or July 1 following completion of six months of employment. Employees may contribute up to 15% of their base compensation before tax. Each year a decision is made about the level and amount of the Company's matching contribution based on the Company's profits. Currently, when an eligible employee contributes up to 4% of his or her base compensation before tax, the Company contributes a 2% match. Employees may contribute an additional 11%, up to a maximum of $10,500 for 2000, of his or her base compensation before tax. In 2000, the Company contributed $1,800 in matching funds to Mr. Longest's account and $36,855 in the aggregate to the accounts of all 401(k) participants.

Stock Incentive Plan

  The Stock Incentive Plan (the "Stock Incentive Plan") which has been established by the Company, is administered by the Compensation Committee of the Board of Directors of the Company. Stock options (both incentive stock options and nonstatutory stock options) and restricted stock may be granted under the Stock Incentive Plan. All employees and future employees of the Company, the Bank and any other subsidiaries will be eligible to receive awards under the Stock Incentive Plan if the Compensation Committee determines that they have contributed or can be expected to contribute to the success of the organization. 100,000 authorized but unissued shares of common stock of the Company have been reserved for issuance under the Stock Incentive Plan. The Compensation Committee may provide that upon a change of control, the options will become fully exercisable or that the restrictions on restricted stock will lapse. If not sooner terminated by the Board of Directors, the Stock Incentive Plan will terminate on January 1, 2010. No options were granted under the plan in 2000. Grants have been made in 2001, however, the options shall not vest until 12 months after the grant date of January 16, 2001.

Stock Option Plan for Outside Directors

  The Company has adopted a stock option plan for outside directors (the "Directors Plan"). Options granted under the Directors Plan will be nonstatutory stock options. All directors who are not full-time employees of the Company or a subsidiary will automatically receive options under the Directors Plan as determined by the Board immediately upon becoming directors of the Company.

  Stock options issued under the Directors Plan will be exercisable for ten years after the date of grant, with certain exceptions. If the option holder ceases to be a member of the Board because of death or disability, the options will be exercisable until the earlier of two years after the date the option holder ceases to be a member of the Board or ten years after the date of grant. If the option holder ceases to be a member of the Board for any other reason, the options will be exercisable until the earlier of three months after the option holder ceases to be a member of the Board or ten years from the date of grant. If the option holder dies after he or she ceases to be a member of the Board but within the period during which his options are still exercisable, the options may be exercised by his or her legatees, distributes or the personal representative of his or her estate until the earlier of two years after the option holder ceases to be a member of the Board or ten years after the date of grant.

  Options generally will not be transferable and will be exercisable during the lifetime of the option holder only by the option holder or the option holder's legal representative. However, the option holder may transfer, for no consideration, options to members of his or her immediate family, to a trust or trusts for the benefit of a member of his or her immediate family, to a partnership, limited liability company or other entity where the only interest holders are members of the options holder's immediate family.

  The purchase price of each share of common stock covered by an option will be equal to its fair market value on the date the option is granted. 10,000 shares of common stock of the Company will be reserved for issuance under the Directors Plan. If not sooner terminated by the Board of Directors, the Directors Plan will terminate on January 1, 2010. No grants were made in 2000. Grants have been made in 2001 and are reflected in the Beneficial Ownership Table.

Employment Continuity Agreements

  The Company plans to, directly or through the Bank, enter into employment continuity agreements (the "Continuity Agreements") with each of George M. Longest, Jr., Bruce E. Thomas, Jack M. Robeson, Terrell D. Vaughan, Suzanne S. Rennolds and Bonnie S. Courtney (the "Executives" or and "Executive") in order to secure their continued services and enable them to devote their full efforts to the Company and the Bank in the event of a change of control of the Company. Under the Continuity Agreements, each Executive will be entitled to a certain salary continuance benefits, welfare continuance benefits and outplacement services if the Company terminates his or her employment for any reason other than cause, or if the Executive terminates for certain specific reasons, set forth below, within two years following a change of control.

  The salary continuance benefit is an amount equal to two times, in the case of Messrs. Longest and Thomas, and one time, in the case of the other Executives, the sum of the Executive's base salary in effect as of the change of control plus the maximum cash bonus payable to him or her. If the Executive applies for or accepts employment with the Company within five years of his termination of employment, the Executive is required to repay to the Company the entire amount of the salary continuance benefit.

  Under the welfare continuance benefit, the Executive and his dependents will continue to be covered, for a one year period following the Executive's termination of employment, under all welfare plans in which the Executive and his dependents were participating prior to the date of termination. Welfare plans include any health or dental plans, disability plans, survivor income plans or life insurance plans maintained by the Company. The Company will pay all or a portion of the costs of the benefit on the same basis as is applicable to active employees. The welfare continuance benefit will cease if the Executive obtains coverage under one or more welfare plans of a subsequent employer and that provide equal or greater benefits to the Executive and his dependents.

  The outplacement services provided for under the Continuity Agreements include job search and interview skill services. The services will be provided by a regionally recognized outplacement organization selected by the Executive with approval of the Company. The services are available for up to one year after the Executive's termination of employment.

  In order for the Executive to be entitled to receive benefits in the case of voluntary termination of employment, he or she must voluntarily terminate employment within two years following a change of control of the Company for one of the following reasons: (a) a decrease in his or her aggregate base salary and incentive bonus opportunity or a significant reduction in the amount of additional benefits or perquisites provided to him or her as of the date of the change of control, (b) a decrease in his or her authority, duties or responsibilities as determined as of the date of the change of control, or (c) the assignment of duties to him or her that are inconsistent with his or her duties and responsibilities as of the change of control. The Executive must initiate the termination and must terminate employment within 90 days of one of these events in order to be entitled to benefits. Benefits will not be payable if the action is isolated, insubstantial or inadvertent and not taken in bad faith, and remedied by the Company within 15 days after receipt of notice thereof given by the Executive.

  A change of control of the Company will be deemed to occur if any person or group becomes a beneficial owner of 20% or more of the combined voting power of the Holding Company's outstanding securities that may be cast for election of directors, other than as a result of an issuance of securities initiated by the Company or open market purchases approved by the Board, so long as the majority of the Board approving the purchases is also the majority at the time the purchases are made, or, if as a direct or indirect result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election, the directors constituting the Board before any such transactions cease to constitute a majority of the Board or its successor's board within two years of the last such transactions.

  In return for payment of benefits under the Continuity Agreements, each Executive agrees to execute a written release, in such form as provided by the Company, of any and all claims the Executive may have against the Company.

                           REGULATION AND SUPERVISION

  Bank holding companies and banks operate in a highly regulated environment and are regularly examined by federal and state regulators. The following description briefly discusses certain provisions of federal and state laws and certain regulations and the potential impact of such provisions on the Corporation and the Bank. These federal and state laws and regulations have been enacted for the protection of depositors in national and state banks and not for the protection of shareholders of bank holding companies or banks.

Bank Holding Companies

  As a result of the share exchange previously discussed, the Bank became a subsidiary of the Company, and the Holding Company registered as a bank company under the Bank Holding Company Act of 1956, as amended (the"BHCA"), and became subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). The Federal Reserve has jurisdiction under the BHCA to approve any bank or nonbank acquisition, merger or consolidation proposed by a bank holding company. The BHCA generally limits the activities of a bank holding company and its subsidiaries to that of banking, managing or controlling banks, or any other activity which is so closely related to banking or to managing or controlling banks as to be a proper incident thereto.

  Federal law permits bank holding companies from any state to acquire banks and bank holding companies located in any other state. The law allows interstate bank mergers, subject to "opt-in or opt-out" action by individual states. Virginia adopted early "opt-in" legislation that allow interstate bank mergers. These laws also permit interstate branch acquisitions and de novo branching in Virginia by out-of-state banks if reciprocal treatment is accorded Virginia banks in the state of the acquirer.

  There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositor of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or in default.
For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so otherwise. In addition, the "cross-guarantee provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipate by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") as a result of the default of a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim for reimbursement is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution.

  The Federal Deposit Insurance Act ("FDIA") also provides that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or shareholders in the event a receiver is appointed to distribute the assets of the Bank.

  The Company is required to register in Virginia with the Virginia State Corporation Commission (the "SCC") under the financial institution holding company laws of Virginia. Accordingly, the Company is subject to regulation and supervision by the SCC.

  Finally, the Company will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, including but not limited to, filing annual, quarterly, and other current reports with the Securities and Exchange Commission.

The Gramm-Leach-Bliley Act of 1999

  The Gramm-Leach-Bliley Act of 1999 (the "Act") was enacted on November 12, 1999. The Act draws new lines between the types of activities that are permitted for banking organizations as financial in nature and those that are not permitted because they are commercial in nature. The Act imposes Community Reinvestment Act requirements on financial service organizations that seek to qualify for the expanded powers to engage in broader financial activities and affiliations with financial companies that the Act permits.

  The Act creates a new form of financial organization called a financial holding company that may own and control banks, insurance companies and securities firms. A financial holding company is authorized to engage in any activity that is financial in nature or incidental to an activity that is financial in nature or is a complementary activity. These activities include insurance, securities transactions and traditional banking related activities. The Act establishes a consultative and cooperative procedure between the Federal Reserve and the Secretary of the Treasury for the designation of new activities that are financial in nature within the scope of the activities permitted by the Act for a financial holding company. A financial holding company must satisfy special criteria to qualify for the expanded financial powers authorized by the Act. Among those criteria are requirements that all of the depository institutions owned by the financial holding company be rated as well-capitalized and well-managed and that all of its insured depository institutions have received a satisfactory ratio for Community Reinvestment Act compliance during their last examination.
A bank holding company that does not qualify as a financial holding company under the Act is generally limited in the types of activities in which it may engage to those that the Federal Reserve has recognized as permissible for bank holding companies prior to the date of enactment of the Act. The Act also authorizes a state bank to have a financial subsidiary that engages as a principal in the same activities that are permitted for a financial subsidiary of a national bank if the state bank meets eligibility criteria and special conditions for maintaining the financial subsidiary.

  The Act repeals the prohibition in the Glass-Steagall Act on bank affiliations with companies that are engaged primarily in securities underwriting activities. The Act authorizes a financial holding company to engage in a wide range of securities activities, including underwriting, broker/dealer activities and investment company and investment advisory activities.

  The various provisions of the Act become effective at different times in the future. Implementing regulations have not yet been adopted by the respective federal regulatory agencies. For example, the provisions facilitating affiliation among banks, securities firms and insurance accompanies did not become effective until March 11, 2000. When the provisions of the Act become fully effective, the Act may provide additional opportunities for the Company to engage in activities that are financial in nature or incidental to an activity that is financial in nature or complementary thereto provided that the Company is willing to comply with the conditions, restrictions and limitations placed on financial holding companies contained in the Act and the regulations to be adopted under the Act.



                                  PROPOSAL TWO

                    RATIFICATION OF SELECTION OF ACCOUNTANTS

  The Board of Directors has appointed Yount, Hyde & Barbour, P.C., as the external auditors for the Company for the fiscal year ending December 31, 2001. Yount, Hyde & Barbour, P.C. rendered audit services to the Company during 2000. These services consisted primarily of the examination and audit of the financial statements of the Company, tax reporting assistance, and other audit and accounting matters. Representatives of Yount, Hyde & Barbour, P.C. will have the opportunity to make a statement and to answer questions at the Annual Meeting if they desire to do so. The Board of Directors recommends that the Shareholders vote FOR the appointment of Yount, Hyde & Barbour, P.C.

              PRESENTATION OF MATTERS AT THE 2002 ANNUAL MEETING

  The Board of Directors need not include an otherwise appropriate stockholder proposal in its proxy statement or form of proxy at the 2002 Annual Meeting of Shareholders unless the proposal is received by the Company at its main office on or after February 1, 2002 and before March 1, 2002.

  The Company's bylaws contain procedures that shareholders must follow to present business at an annual meeting of shareholders. A stockholder may obtain a copy of these procedures from the Company's Secretary. In addition to other applicable requirements, for business to be properly brought before the 2002 Annual Meeting, a stockholder must give notice of the matter to be presented at the meeting in a proper written form to the Company's Secretary. The Secretary must receive this written notice at the principal offices of the Company not earlier than February 1, 2002 and not later than March 1, 2002. Shareholder proposals not made in accordance with these requirements may be disregarded by the Chairman of the meeting.

  Shareholders who wish to nominate persons for election as Directors at the 2002 Annual Meeting must give written notice in accordance with the requirements of the Company's bylaws to the Company's Secretary not earlier than February 1, 2002 and not later than March 1, 2002. Each notice must set forth: (a) as to the stockholder giving the notice, (1) the name and address of such stockholder as they appear on the Company's stock transfer books; (2) the class and number of shares of the Company beneficially owned by such stockholder; (3) a representation that the stockholder is a stockholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (4) a description of all arrangements or understandings, if any, between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made and, (b) as to each person who the stockholder wishes to nominate for election as a director (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of the Company which are beneficially owned by such person; and (4) all other information that is required to be disclosed about nominees for election as directors in solicitations of proxies for the election of directors under the rules and regulations of the SEC. In addition, each such notice must be accompanied by the written consent of each proposed nominee to serve as a director if elected and a statement from the proposed nominee that the information about him or her contained in the notice is correct. Nominations not made in accordance with these requirements may be disregarded by the Chairman of the meeting.

                        ANNUAL REPORTS TO SHAREHOLDERS

  The Company's Annual Report for the year ended December 31, 2000, which includes Form 10KSB filed with the Securities and Exchange Commission, and audited financial statements of the Company prepared in conformity with generally accepted accounting principles, are included herein. A copy of the Annual Report will be sent to any stockholder upon request. Requests for additional copies of the Annual Report should be directed to Bruce E. Thomas, Vice President, Chief Financial Officer at 323 Prince St., P.O. Box 965, Tappahannock, VA 22560.

                                 OTHER MATTERS

  Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy will be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

                    AUDIT, EXAMINATION AND COMPLIANCE REVIEW
                               COMMITTEE CHARTER

                              STATEMENT OF POLICY

A soundly conceived, effective Audit, Examination and Compliance Review Committee ("AECRC") is essential to the financial reporting process of BOE Financial Services of Virginia. It shall be the policy of the AECRC to work closely with the Board of Directors, Executive Management, Internal Audit, the Compliance Monitoring Committee and the independent accountants, to develop and maintain an audit, examination, and compliance review committee function approved by and acceptable to all.

                                  ORGANIZATION

                                    Members
The AECRC members shall be selected by majority vote of the Board of Directors and the committee shall be composed of at least three independent directors.
Key qualifications of committee members should include broad business knowledge, independent judgement, and a keen awareness of the investing public.
Familiarity with accounting principles, particularly, for the committee chairman, will provide committee members with an advantage, although such familiarity is not required.

                                    Meetings

The AECRC shall meet four times per year, with special meetings called as necessary. A meeting prior to year-end shall be held with the internal and external auditors and with management to discuss the scope and objectives of both the external year-end examination and the forthcoming annual internal audit plan. A post audit meeting shall be conducted prior to issuance of the auditor's report of prior year's activities, with the same parties in attendance. The other meetings shall be held to review and discuss comments pointing out weaknesses in internal accounting controls and violations of consumer laws and or regulations and or other matters noted during the internal and external auditors' examination along with management's response to each.

Members of the AECRC are to be present at all meetings. As necessary or desirable, the chairman shall request that members of management, general counsel, at the compliance officer and the compliance monitoring committee, the Director of internal audit and representatives of the independent accountants be present at the meetings of the committee.

                        DELINEATION OF RESPONSIBILITIES

In fulfilling stated roles within the framework of the AECRC's Statement of Policy, specific responsibilities assumed by the committee are:

o  Oversight of the financial reporting process
o  Oversight of the internal accounting control system
o  Oversight of the management of compliance
o  Relationship with the internal auditor

o  Relationship with independent accountants
o  Relationship with the Board of Directors

REPORTING

The AECRC shall report to the Board of Directors outlining its activities quarterly. This report shall discuss any specific actions the committee has taken as well as the Committee's plans for the coming year. Additionally, during the year, as appropriate, the Audit Committee shall report significant matters to the Board of Directors.

MINUTES

Minutes shall be prepared for all meetings of the AECRC to document the committee's discharge of its responsibilities. The minutes shall provide an accurate final record, and shall be approved at the next meeting of the Committee.

ROLES

Within the context of the AECRC's Statement of Policy, the primary roles of the committee shall be:

o To assist the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting controls.

o A focal point for communications among non-committee directors, BOE's management, the compliance officer, the internal auditors, and the independent accountants.

o An agent for the Board of Directors to help ensure the independence of the BOE independent accountants, the integrity of management, and the adequacy of disclosures to shareholders

                                 REVOCABLE PROXY

                    BOE Financial Services of Virginia, Inc.
                         Annual Meeting of Stockholders
                                  May 11, 2001

                        THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoint(s) L. McCauley Chenault, Frances H. Ellis and Alexander F. Dillard, Jr., or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution, to vote all the shares of common stock of BOE Financial Shares of Virginia, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Tappahannock-Essex Volunteer Fire Hall on May 11, 2001 at 11:00 a.m. and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below.

(1) Election of Directors

    [ ]  FOR all nominees listed below (except as indicated otherwise below)

    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

                                    NOMINEES:
            George M. Longest, Jr., R. Harding Ball, George B. Elliot

                                  INSTRUCTIONS:

To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

         ---------------------------------------------------------------

(2) Ratification of the selection of Yount, Hyde & Barbour P.C., as independent public accountants of the Company for 2001.

                            [ ] FOR [ ] AGAINST [ ] ABSTAIN

(3) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

         All as more particularly described in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on May 11, 2001, receipt of which is hereby acknowledged.

             (Continued and to be dated and signed on reverse side)

                          (continued from reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1) AND (2), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Dated                                        , 2001
      ---------------------------------------

                                              Signature
---------------------------------------------

                                              Signature
---------------------------------------------
                                       (if held jointly)

Please promptly mark, sign, date and mail this Proxy in the enclosed envelope. No postage is required.